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                                                                       Exhibit 5


                                                July 1, 1999

Salomon Smith Barney Holdings Inc.
TARGETS Trust II
TARGETS Trust III
TARGETS Trust IV
TARGETS Trust V
TARGETS Trust VI
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Re:  Salomon Smith Barney Holdings Inc.
     TARGETS Trust II
     TARGETS Trust III
     TARGETS Trust IV
     TARGETS Trust V
     TARGETS Trust VI
     Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-71667)

Ladies and Gentlemen:

      I am General Counsel and Secretary of Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"), the successor by merger to Salomon Smith Barney Holdings Inc., a Delaware corporation ("SSBH"). I have acted as counsel to the Company and to TARGETS Trust II, TARGETS Trust III, TARGETS Trust IV, TARGETS Trust V and TARGETS Trust VI (each, a "Trust" and, together, the "Trusts"), each a statutory business trust formed under the laws of the State of Delaware, in connection with the preparation of Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statement on Form S-3 (No. (333-71667) (as amended by the Amendment, the "Registration Statement") to be filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities with an aggregate public offering price of up to $250,000,000: (i) Targeted Growth Enhanced Terms Securities ("TARGETS") of each Trust, (ii) certain securities (the "Forward Contract Securities") with respect to each Trust representing interests in a forward contract (the "Forward Contract") of the Company which are to be issued pursuant to an indenture (the "Indenture") with respect to each Trust between the Company and The Chase Manhattan Bank, as indenture trustee, and (iii) a guarantee of the Company with respect to the TARGETS of each Trust.

      5,700,000 TARGETS with respect to the common stock of Lucent Technologies Inc. (the
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"Trust II TARGETS") were originally issued pursuant to the Amended and
Restated Declaration of Trust of TARGETS Trust II (the "Trust II Declaration"), dated as of April 14, 1999, among SSBH, as sponsor and as the issuer of the related Forward Contract Securities, Chase Manhattan Bank Delaware, as Delaware trustee, The Chase Manhattan Bank, as institutional trustee (the "Institutional Trustee"), and Charles W. Scharf and Michael J. Day, as regular trustees (the "Regular Trustees").

      5,600,000 TARGETS with respect to the common stock of MCI WorldCom, Inc. (the "Trust III TARGETS") were originally issued pursuant to the Amended and Restated Declaration of Trust of TARGETS Trust III (the "Trust III Declaration"), dated June 25, 1999, among SSBH, as sponsor and as the issuer of the related Forward Contract Securities, Chase Manhattan Bank Delaware, as Delaware trustee, the Institutional Trustee, and the Regular Trustees.

      The TARGETS of each Trust (other than TARGETS Trust II and TARGETS Trust
III) are to be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration") of such Trust among the Company, as sponsor and as the issuer of the Forward Contract Securities, Chase Manhattan Bank Delaware, as Delaware trustee, the Institutional Trustee, and the Regular Trustees.

      This opinion is being delivered in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.

      In connection with this opinion, I, or persons employed by the Company or its affiliates with whom I have consulted, have examined or are familiar with
(i) the Registration Statement, (ii) the form of Prospectus relating to the TARGETS included in the Registration Statement (the "Prospectus"), (iii) the certificate of Trust of each Trust filed with the Secretary of State of the State of Delaware on January 28, 1999, (iv) executed copies of the Trust II Declaration and the Trust III Declaration and the form of the Declaration of each other Trust (including the designation of terms of the TARGETS of each Trust annexed thereto), (v) the global certificates evidencing the Trust II TARGETS and the Trust III TARGETS and the form of the certificates evidencing the TARGETS of each other Trust, (vi) executed copies of the Targeted Growth Enhanced Terms Securities Guarantee Agreement (the "Guarantee Agreement") dated as of April 14, 1999 with respect to TARGETS Trust II (the "Trust II Guarantee") between SSBH and The Chase Manhattan Bank, as guarantee trustee (the "Guarantee Trustee"), the Guarantee Agreement dated as of June 25, 1999 with respect to TARGETS Trust III (the "Trust III Guarantee") between SSBH and the Guarantee Trustee, and the form of Guarantee Agreement with respect to each other Trust between the Company and the Guarantee Trustee, (vii) the certificates evidencing the Forward Contract Securities of each of TARGETS Trust II and TARGETS Trust III and the form of the certificates evidencing the Forward Contract Securities with respect to each other Trust, (viii) executed copies of the Indenture (the "Trust II Indenture") dated as of April 14, 1999 with respect to TARGETS Trust II and the Indenture (the "Trust III Indenture") dated as of June 25, 1999 with respect to TARGETS Trust III and the form of the Indenture with respect to each other Trust, (ix) the Notice to Trustee Regarding Merger in
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connection with the Trust II Declaration and the Trust III Declaration, the
Trust II Guarantee and the Trust III Guarantee; (x) the Restated Certificate of Incorporation of the Company, as amended to date; (xi) the By-laws of the Company currently in effect; (xii) the Agreement and Plan of Merger between SSBH and the Company, dated as of the date hereof; (xiii) an executed copy of the Certificate of Merger of SSBH into the Company under Section 904 of the Business Corporation Law filed with the Department of State of the State of New York on the date hereof; (xiv) certain resolutions adopted by the Board of Directors of SSBH and the Executive Committee thereof; and (xv) certain resolutions adopted by the Board of Directors of the Company.

      I or such persons have also examined or are familiar with originals, or copies certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I or such persons have deemed necessary or advisable for the purposes of this opinion. In my examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

      Upon the basis of the foregoing, I am of the opinion that:

      1. With respect to the TARGETS of each Trust (other than TARGETS Trust II and TARGETS Trust III), when (i) the Registration Statement, as amended, has become effective under the Securities Act, (ii) the Prospectus with respect to such TARGETS has been delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Declaration of such Trust and an underwriting agreement (the "Underwriting Agreement") with respect to such TARGETS are duly executed and delivered by the parties thereto,
(iv) the Declaration of such Trust has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (v) the terms of such TARGETS have been established in accordance with the Declaration of such Trust and (vi) such TARGETS have been executed and issued in accordance with the Declaration of such Trust and delivered and paid for in accordance with the Underwriting Agreement,
(1) such TARGETS will be duly authorized, validly issued and fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust, and (2) the holders of such TARGETS will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. With respect to the Trust II TARGETS and the Trust III TARGETS, (i) such TARGETS are duly authorized, validly issued and fully paid and nonassessable, and represent undivided beneficial interests in the assets of such Trust, and (2) the holders of such TARGETS are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We bring to your attention, however, that the holders of any TARGETS may be obligated, pursuant to the Declaration of the related Trust, to
(i) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of
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TARGETS and (ii) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration of such Trust.

      2. With respect to the Guarantee Agreement for the TARGETS of each Trust (other than TARGETS Trust II and TARGETS Trust III), when (i) the Registration Statement, as amended, has become effective under the Securities Act, (ii) the Prospectus with respect to such Trust has been delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder,
(iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the execution and delivery of such Guarantee Agreement, (iv) the Declaration, the Guarantee Agreement and the Underwriting Agreement with respect to such Trust are duly executed and delivered by the parties thereto, (v) the Declaration and the Guarantee with respect to such Trust have been qualified under the TIA, (vi) the terms of such TARGETS have been established in accordance with the Declaration of such Trust and (vii) such TARGETS have been executed and issued in accordance with the Declaration of such Trust and delivered and paid for in accordance with the Underwriting Agreement for such TARGETS, the Guarantee Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). With respect to the Trust II Guarantee and the Trust III Guarantee, each Guarantee Agreement is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law).

      3. With respect to the Forward Contract Securities for each Trust (other than TARGETS Trust II and TARGETS Trust III), when (i) the Registration Statement, as amended, has become effective under the Securities Act, (ii) the Prospectus with respect to such Trust has been delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder,
(iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of such Forward Contract Securities, (iv) the Indenture with respect to such Trust has been duly executed and delivered by the parties thereto, (v) the Indenture with respect to such Trust has been qualified under the TIA, (vi) the terms of such Forward Contract Securities have been established in accordance with the Indenture with respect to such Trust, (vii) such Forward Contract Securities have been duly executed and issued in accordance with the Indenture with respect to such Trust and paid for as set forth in the Prospectus with respect to such Trust, such Forward Contract Securities will be valid and binding obligations of the Company, entitled to the benefits of such Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement, to applicable bankruptcy,
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reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law). With respect to the Forward Contract Securities of each of TARGETS Trust II and TARGETS Trust III, such Forward Contract Securities are valid and binding obligations of the Company, entitled to the benefits of the TARGETS Trust II Indenture and the TARGETS Trust III Indenture, respectively, and enforceable against the Company in accordance with their terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law)

      This opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Business Trust Act. I am not admitted to the practice of law in the State of Delaware.
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      I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.


                                    Very truly yours,


                                    /s/ Joan Guggenheimer
                                    ---------------------------------
                                        Joan Guggenheimer
                                        General Counsel and Secretary